Child, Van Wagoner & Bradshaw [letterhead]

EXHIBIT 16.1

October 18, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Items 4.01 of Form 8-K dated October 18, 2011, of Merilus, Inc. and we are in agreement with the statements regarding our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/Child, VanWagoner & Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah